UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-142546-29	98-0366864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway New York, New York 10003 (646) 654-5000		Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

In connection with the initial public offering by Nielsen Holdings N.V., the indirect parent of The Nielsen Company B.V., of its common stock covered by the Registration Statement on Form S-1 (File No. 333-167271) (the “Registration Statement”), the Amended and Restated Shareholders’ Agreement regarding Nielsen Holdings N.V., dated as of January 31, 2011, was entered into by and among AlpInvest, Blackstone, Carlyle, Hellman & Friedman, KKR, Thomas H. Lee Partners, Valcon Acquisition Holding (Luxembourg) S.à r.l., Nielsen Holdings N.V., Valcon Acquisition B.V. and The Nielsen Company B.V. The Amended and Restated Shareholders’ Agreement regarding Nielsen Holdings N.V. is filed herewith as exhibit 10.1 and is incorporated herein by reference. The terms of the agreement are substantially the same as the terms set forth in the form of such agreement filed as an exhibit to the Registration Statement and as described therein.

Item 8.01	Other Events.

On January 31, 2011, Nielsen Holdings N.V., the indirect parent of The Nielsen Company B.V., completed its initial public offering, including the exercise in full by the underwriters of their option to purchase additional shares, by issuing 82,142,858 shares of common stock for cash consideration of $21.965 per share (net of underwriting discounts) to a syndicate of underwriters led by J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated as representatives of the underwriters. Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Guggenheim Securities, LLC, William Blair & Company, L.L.C., Wells Fargo Securities, LLC, Blaylock Robert Van, LLC, HSBC Securities (USA) Inc., Loop Capital Markets LLC, Mizuho Securities USA Inc., Samuel A. Ramirez & Company, Inc. and The Williams Capital Group, L.P. also participated as underwriters.

On January 31, 2011, Nielsen Holdings N.V. also completed its concurrent offering of its bonds, including the exercise in full by the underwriters of their option to purchase additional bonds, by issuing $287,500,000 in aggregate principal amount of bonds to the syndicate that acted as underwriters in the initial public offering of common stock described above.

Nielsen Holdings N.V. intends to use the additional net proceeds of approximately $272 million as a result of the exercise by the underwriters of their option to purchase additional shares and bonds to redeem the remaining €169 million in aggregate principal amount of the outstanding 11.125% Senior Discount Notes due 2016 issued by Nielsen Finance LLC and Nielsen Finance Co. and guaranteed by The Nielsen Company B.V. and certain subsidiaries of The Nielsen Company B.V.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Amended and Restated Shareholders’ Agreement regarding Nielsen Holdings N.V., dated January 31, 2011, among AlpInvest, Blackstone, Carlyle, Hellman & Friedman, KKR, Thomas H. Lee Partners, Valcon Acquisition Holding (Luxembourg) S.à r.l., Nielsen Holdings N.V., Valcon Acquisition B.V. and The Nielsen Company B.V. (incorporated by reference to Exhibit 10.1 to the Form 8-K of Nielsen Holdings N.V. filed on February 1, 2011 (File No. 001-35042))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2011

THE NIELSEN COMPANY B.V.

By:	/s/ James W. Cuminale
Name:	James W. Cuminale
Title:	Chief Legal Officer